UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2025

PAMT CORP

(Exact name of registrant as specified in its charter)

Nevada	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PAMT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Chief Executive Officer and Appointment of Interim Chief Executive Officer

On May 8, 2025, Joseph A. Vitiritto, President and Chief Executive Officer (“CEO”) of PAMT CORP (the “Company”), notified the Company that he intends to resign his positions with the Company, effective June 27, 2025, for family reasons.

On May 8, 2025, the Board of Directors of the Company appointed Matthew T. Moroun, Chairman of the Company’s Board of Directors, to serve as interim President and CEO of the Company, effective June 27, 2025, until a permanent President and CEO is selected. Mr. Moroun will continue to serve as Chairman of the Board and will not receive any additional compensation for his service as interim President and CEO. Mr. Vitiritto will remain in his current role as President and CEO and a director of the Company until his resignation date.

Matthew T. Moroun, age 52, has served as a director of the Company since 1992 and as Chairman of the Board of the Company since 2007. He currently serves as Chairman and President of a diversified holding company based in Warren, Michigan. He is also Chairman of an insurance and real estate holding company based in Sterling Heights, Michigan. Mr. Moroun owns or controls other privately-held businesses engaged in transportation services and real estate acquisition, development, and management. He is currently Chairman of the Company’s Executive Committee and Chairman of the Company’s Compensation Committee and served as the interim President and CEO of the Company from May 2020 to August 2020. Mr. Moroun has served as a director and as Chairman of the Board of Universal Logistics Holdings, Inc. (NASDAQ: ULH) since 2004.

Information regarding certain transactions between the Company and certain companies owned or controlled by Matthew T. Moroun is described on pages 32-33 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2025, which description is incorporated herein by reference.

Amended and Restated Indemnification Agreement

On May 8, 2025, the Board of Directors of the Company approved an updated form of indemnification agreement (the “Amended and Restated Indemnification Agreement”) to be entered into by the Company with each of its directors and executive officers. The Amended and Restated Indemnification Agreement has been updated to reflect the Company’s recent name change and reincorporation in the State of Nevada. The Amended and Restated Indemnification Agreement requires the Company to indemnify each director and executive officer, under the circumstances and to the extent provided in the agreement, to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding arising out of the person’s service as a director or executive officer. The Amended and Restated Indemnification Agreement also requires the Company to maintain directors’ and officers’ liability insurance coverage, subject to specified exceptions, and sets forth procedures with respect to requests for indemnification from a director or executive officer.

The foregoing description of the Amended and Restated Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Indemnification Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

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Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 8, 2025, at which nine directors were elected to serve as the Board of Directors until the next Annual Meeting of Shareholders and the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the calendar year 2025 was ratified by the Company’s shareholders. Final vote tabulations are indicated below:

(1)	Election of nine director nominees to serve until the date of the next Annual Meeting of Shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
Michael D. Bishop	19,744,969	223,341	1,239,101
Frederick P. Calderone	17,533,002	2,435,308	1,239,101
W. Scott Davis	19,675,028	293,282	1,239,101
Edwin J. Lukas	17,067,414	2,900,896	1,239,101
Franklin H. McLarty	19,740,430	227,880	1,239,101
H. Pete Montaño	19,745,369	222,941	1,239,101
Matthew J. Moroun	17,447,097	2,521,213	1,239,101
Matthew T. Moroun	16,951,531	3,016,779	1,239,101
Joseph A. Vitiritto	16,893,819	3,074,491	1,239,101

(2)	Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for 2025:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,976,815	230,580	16	0

No additional business or other matters came before the meeting or any adjournment thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Amended and Restated Indemnification Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMT CORP
(Registrant)

Date: May 12, 2025	By:	/s/ Lance K. Stewart
Lance K. Stewart Vice President of Finance, Chief Financial Officer, and Treasurer

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